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                                                                   Exhibit 10.4

                                PROMISSORY NOTE

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Borrower: Discas, Inc. and Discas Recycled Products Corporation
          567-1 South Leonard Street
          Waterbury, CT  06708

Lender:   BANK OF BOSTON CONNECTICUT
          100 PEARL STREET
          HARTFORD, CT  06103
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Principal Amount: $300,000.00    Initial Rate:  10.750%    Date of Note: February 23, 1995
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PROMISE TO PAY. Discas, Inc. and Discas Recycled Products Corporation
("Borrower") promises to pay to BANK OF BOSTON CONNECTICUT ("Lender"), or order, in lawful money of the United States of America, the principal amount of
Three Hundred Thousand & 00/100 Dollars ($300,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on September 30, 1995. In addition, Borrower will pay regular monthly payments of accrued unpaid interest beginning April 1, 1995, and all subsequent interest payments are due on the same day of each month after that. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the rate of interest announced from time to time by Bank of Boston Connecticut at its Head Office as its Base Rate (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each time the Base Rate changes. The index currently is 9.000% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.750 percentage points over the index, resulting in an initial rate of 10.750% per annum.
NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may

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materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any of the events described in this default section occurs with respect to any guarantor of this Note. (h) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this note within the preceding twelve (12) months, it may be cured (and not event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practicable.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to 18.000% per annum, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Connecticut. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by Lender or Borrower against the other. This Note shall be governed by and construed In accordance with the laws of the State of Connecticut.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice or revocation of their authority: Patrick A. DePaolo, Sr., President/Treasurer; Stephen P. DePaolo, Vice President; and Phyllis C. DePaolo, Secretary. Borrower agrees to be liable for all sums either (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer printouts. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those

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authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

ADDITIONAL TERMS. Borrower agrees that: (i) if any of the default(s) as described above occurs with respect to a Grantor of collateral pledged as security for this Note, the Borrower shall be in default under this Note; (ii) any default in any obligation owed to an affiliate of Lender shall constitute a default(s) under this Note, for purposes of this Note, an affiliate shall mean any legal entity under the control of the Lender or under common control with Lender;, and (iii) the entries on the books and records of Lender, including any appearing on this Note, shall be, absent manifest error, prima facie evidence of the aggregate amount of principal and accrued interest from time to time outstanding under this Note.

Upon any default in connection with a proceeding under any bankruptcy or insolvency laws, the entire unpaid principal balance on this Note and all accrued unpaid interest shall be immediately due and payable without notice and without any declaration by Lender and shall thereafter bear interest until paid as provided above.

Each of the undersigned agrees that it shall be jointly and severally liable for the obligations under this Note and the Related Documents.

GENERAL PROVISIONS. Lender my delay or forego enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment protest and notice of dishonor. Upon any change in the term of this Note, and unless otherwise expressly stated in writing, no Borrower, any guarantor, nor any grantor of any Collateral, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification Is made.

WAIVER. BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a TO 52-278n, INCLUSIVE, OR BY OTHER APPLICABLE LAW, BORROWER WAIVES ANY RIGHTS THAT BORROWER HAS TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER, OR ITS SUCCESSORS OR ASSIGNS, MAY DESIRE TO USE.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE. BORROWER ACKNOWLEDGES THE RECEIPT OF A COMPLETED COPY OF THIS NOTE.

BORROWER:

Discas, Inc. and Discas Recycled Products Corporation


By: /s/ Patrick A. DePaolo, Sr.
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    Patrick A. DePaolo, Sr., President/Treasurer of Discas, Inc.


By: /s/ Patrick A. DePaolo, Sr.
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    Patrick A. DePaolo, Sr., President/Treasurer of Discas Recycled Products
    Corporation

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